                              INVESTMENT AGREEMENT

         THIS AGREEMENT is entered into as of June 16, 1998, by and among BIONEBRASKA, INC., a Delaware corporation (the "Company"), and MEDTRONIC, INC., a Minnesota corporation ("Medtronic").

                                    RECITALS:

         A. The Company desires to issue and sell to Medtronic, and Medtronic desires to purchase from the Company, upon the terms and subject to the conditions set forth in this Agreement, shares of the Company's Series G Convertible Preferred Stock, par value $.01 per share ("Series G Preferred"), as provided for in Section 2.1 hereof.

         B. As a condition to Medtronic's investment described above, the Company is willing to grant to Medtronic certain rights as set forth in this Agreement and the Registration Rights Agreement (as defined below).

         NOW, THEREFORE, in consideration of the respective representations, warranties, covenants, and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         1.1 SPECIFIC DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

"AFFILIATE" of a specified person (natural or juridical) means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. "Control" shall mean ownership of more than 50% of the shares of stock entitled to vote for the election of directors in the case of a corporation, and more than 50% of the voting power in the case of a business entity other than a corporation.

"AGREEMENT" means this Agreement and all Exhibits and Schedules hereto.

"BOARD" means the Company's Board of Directors.

"CAPITAL STOCK" means any of the authorized shares of the Company.

"CGMP" means current Good Manufacturing Practices.

[***]

"CLOSING" shall have the meaning set forth in Section 2.3.

"COMMON STOCK" means the shares of Common Stock of the Company, par value $.01 per share.

"CONFIDENTIAL INFORMATION" means know-how, trade secrets, and unpublished information disclosed (whether before or during the term of this Agreement) by one of the parties (the "disclosing party") to the other party (the "receiving party") or generated under this Agreement, excluding information that:

                  (a) was already in the possession of the receiving party prior to its receipt from the disclosing party or has been independently developed by the receiving party without breach of this Agreement or use of any Confidential Information of the other party (provided that the receiving party is able to provide the disclosing party with reasonable documentary proof thereof);

                  (b) is or becomes part of the public domain by reason of acts not attributable to the receiving party;

                  (c) is or becomes available to the receiving party from a source other than the disclosing party, which source, to the best of the receiving party's knowledge, has rightfully obtained such information and has no obligation of nondisclosure or confidentiality to the disclosing party with respect thereto;

                  (d) is made available by the disclosing party to a third party unaffiliated with the disclosing party on an unrestricted basis; or

                  (e) has been or must be publicly disclosed by reason of legal, accounting, or regulatory requirements beyond the reasonable control, and despite the reasonable efforts, of the receiving party.

         All Confidential Information disclosed by one party to the other under this Agreement shall be in writing and bear a legend stating "Proprietary," "Confidential," or words of similar import or, if disclosed in any manner other than writing, shall be preceded by an oral statement indicating that the information is Company proprietary or confidential, and shall be followed by transmittal of a reasonably detailed written summary of the information provided to the receiving party within 30 days and identified as Confidential Information bearing the legend described above.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and all regulations promulgated thereunder.

"FDA" means the United States Food and Drug Administration.

"FIELD" [***]

[***]

"INTELLECTUAL PROPERTY" means letters patent and patent applications; trademarks, service marks and registrations thereof and applications therefor; copyrights and copyright registrations and applications; all discoveries, ideas, inventions, technology, know-how, trade secrets, processes, formulas, drawings and designs, notebooks, computer programs and software, and licenses; and all amendments, modifications, and improvements to any of the foregoing.

"KNOWLEDGE" means actual knowledge of a fact or the knowledge that such person could reasonably be expected to have based on reasonable inquiry. The knowledge of an entity shall include the knowledge of such entity's executive officers.

"LIENS" means liens, mortgages, charges, security interests, claims, voting trusts, pledges, encumbrances, options, assessments, restrictions, or third-party or spousal interests of any nature.

"PREFERRED STOCK" means shares of the Company's Series A Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock, and Series G Convertible Preferred Stock.

* Confidential portions of this document indicated by [***] have been omitted and filed separately with the Commission.

"PURCHASED SHARES" means the shares of Series G Preferred purchased by Medtronic pursuant to Section 2.1.

"REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement of even date herewith between Medtronic and the Company.

"SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

"SECURITIES ACT" means the Securities Act of 1933, as amended, and all regulations promulgated thereunder.

         1.2      DEFINITIONAL PROVISIONS.

                  (a) The words "hereof," "herein," and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

                  (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (c) References to an "Exhibit" or to a "Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to or referenced in this Agreement, and references to an "Article" or a "Section" are, unless otherwise specified, to one of the Articles or Sections of this Agreement.

                  (d) The term "person" includes any individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

                                    ARTICLE 2
                      PURCHASE OF SERIES G PREFERRED STOCK

         2.1 PURCHASE AND SALE OF SHARES; PURCHASE PRICE. At or before the Closing, the Company shall adopt and file with the Secretary of State of Delaware a Certificate of Designation relating to the Series G Preferred in the form attached hereto as EXHIBIT A. Subject to the terms and conditions hereof, the Company shall issue and deliver to Medtronic, and Medtronic shall purchase from the Company, 50,000 shares of Series G Preferred (the "Purchased Shares"), which shall have a face value and purchase price of $100 per share and an aggregate purchase price of $5,000,000. As described in the Certificate of Designation, the Purchased Shares shall initially be convertible into shares of Common Stock based on a price per share of Common Stock of $7.75. Certificates representing the Purchased Shares shall be issued on the Closing Date in form acceptable to Medtronic and its counsel.

         2.2 PAYMENT OF PURCHASE PRICE. Medtronic shall pay the Purchase Price to the Company on the Closing Date via wire transfer of funds to an account designated by the Company.

         2.3 CLOSING. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place, following the satisfaction or waiver of all of the conditions to Closing contained in this Agreement, at 10:00 a.m. on June 16, 1998, or at such other time as shall be agreed upon by Medtronic and the Company (the "Closing Date"). The Closing shall take place (i) at the office of Fredrikson & Byron, P.A. in Minneapolis, Minnesota, or (ii) on the mutual agreement of the parties, by delivery via facsimile transmission (with originals sent by overnight courier service) of the documents to be delivered at the Closing, or (iii) at such other place or in such other manner as the parties mutually agree.

* Confidential portions of this document indicated by [***] have been omitted and filed separately with the Commission.

         2.4 USE OF PROCEEDS. The Company and Medtronic agree that the proceeds received by the Company from the sale of the Purchased Shares hereunder shall be used by the Company for [***]

                                    ARTICLE 3
                MEDTRONIC RIGHTS OF FIRST OFFER AND FIRST REFUSAL

         3.1      RIGHT OF FIRST REFUSAL ON NEW ISSUANCES.

                  (a) The Company hereby grants to Medtronic a right of first refusal to purchase all or part of its pro rata share of any New Securities (as defined below) that the Company may, from time to time, propose to sell and issue, subject to the terms and conditions set forth below. Medtronic's pro rata share, for purposes of this Section 3.1, shall equal a fraction, the numerator of which is the number of issued and outstanding shares of Common Stock then held by Medtronic or into which the shares of Preferred Stock then held by Medtronic are convertible and the denominator of which is the total number of shares of Common Stock then issued and outstanding and/or into which the shares of all preferred stock of the Company then issued and outstanding are convertible.

                  (b) "New Securities" means any Capital Stock, whether or not now authorized, and rights, options, or warrants to purchase Capital Stock, and securities of any kind whatsoever that are, or may become, convertible into Capital Stock; provided, however, that the term "New Securities" does not include:

                           (i) Shares of Common Stock issuable upon conversion of outstanding shares of Preferred Stock;

                           (ii) Shares of Series F Convertible Preferred Stock currently being offered to investors by the Company, any warrants to purchase Common Stock issued to any agents in connection with such offering, and any shares of Common Stock issued to any agent in lieu of commissions in connection with such offering;

                           (iii) Shares of Common Stock issuable to officers, directors, or employees of or consultants to the Company granted pursuant to the Company's 1993 Stock Plan, as it has been, and may be, amended from time to time;

                           (iv) Shares of Common Stock issued or issuable upon exercise of warrants to purchase shares of Common Stock outstanding on the date hereof;

                           (v)      Shares of Common Stock issued upon
                  conversion of the Company's bridge notes outstanding on the date hereof;

                           (vi) Shares of Common Stock sold to the public pursuant to a registration statement filed under the Securities Act; or

                           (vii) Securities issued as a result of any stock split, stock dividend, or reclassification of Common Stock, distributable on a pro rata basis to all holders of Common Stock.

                  (c) In the event the Company intends to issue New Securities, it shall give Medtronic written notice of such intention, describing the type of New Securities to be issued, the price thereof, the proposed

* Confidential portions of this document indicated by [***] have been omitted and filed separately with the Commission.

         offeree(s), and the general terms upon which the Company proposes to effect such issuance. Medtronic shall have 15 days from the date of receipt of such notice to agree to purchase all or part of its pro rata share of such New Securities for the price and upon the general terms and conditions specified in the Company's notice by giving written notice to the Company stating the quantity of New Securities to be so purchased.

                  (d) In the event that Medtronic fails to exercise the foregoing right of first refusal with respect to any New Securities within such 15-day period, the Company may within 120 days thereafter sell any or all of such New Securities not agreed to be purchased by Medtronic, at a price and upon general terms no more favorable to the purchaser(s) thereof than specified in the notice given to Medtronic pursuant to paragraph (c) above. In the event that the Company does not sell such New Securities within such 120-day period, the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to Medtronic in the manner described above.

                  (e) The rights of Medtronic described in this Section 3.1 shall terminate upon the closing of the sale of the Company's Common Stock in an underwritten public offering registered under the Securities Act that results in aggregate gross proceeds to the Company of not less than $7,000,000.

         3.2 RIGHT OF FIRST OFFER/FIRST REFUSAL FOR MARKETING AND DISTRIBUTION RIGHTS.

                  (a) In the event that the Company or any of its Affiliates proposes to sell [***] in the Field anywhere in the world on other than a direct selling basis, the Company shall not enter, and shall cause each Affiliate not to enter, into any transaction of the general types described in Section 3.2(b) below without first giving the Company's Notice (as defined below) to Medtronic with respect thereto and complying with the terms of this Section 3.2.

                  (b)      In the event that (referred to as a "Proposed
         Transaction"):

                           (i) the Company or any of its Affiliates receives a bona fide offer from a third party regarding the grant by the Company or such Affiliate of marketing, distribution, or sales representative rights for [***] for use in the Field, or

                           (ii) the Company or any of its Affiliates determines that it wishes to grant, or to explore the possibility of granting, licenses to market, distribute, or sell [***] for use in the Field (including, without limitation, a determination to seek indications of interest with respect to such a transaction or agreement), then the Company shall, within [***] days after such event, notify Medtronic in writing of the Company's or such Affiliate's receipt of such offer described in clause (i) above or the Company's or such Affiliate's determination described in clause (ii) above (the "Company's Notice"). The Company's Notice shall set forth, as applicable, the material terms and provisions of such offer described in clause (i) above or, in the case of a determination described in clause (ii) above, the material terms and provisions upon which the Company or such Affiliate would be willing to enter into any such a transaction with Medtronic.

                  (c) During the [***]-day period following Medtronic's receipt of the Company's Notice with respect to any Proposed Transaction (the "Exclusive Period"), the Company shall negotiate, and shall cause each Affiliate to negotiate, in good faith exclusively with Medtronic regarding the entry into the Proposed Transaction with Medtronic. During the Exclusive Period, the Company will not, and will cause each Affiliate not to, solicit offers from, negotiate with, or provide information to any third party regarding the Proposed Transaction.

                  (d) If Medtronic and the Company or such Affiliate fail to reach a mutual agreement upon the terms and provisions of the Proposed Transaction during the Exclusive Period, then the Company and

* Confidential portions of this document indicated by [***] have been omitted and filed separately with the Commission.

         its Affiliates shall have [***] days from the expiration of the Exclusive Period in which to negotiate and enter into definitive agreements for the Proposed Transaction with the third party whose bona fide offer was described in the Company's Notice (with respect to a Proposed Transaction described in paragraph (b)(i) above) or with any third party (with respect to a Proposed Transaction described in paragraph (b)(ii) above); provided, however, that the Company shall not enter into definitive agreements with any such third party with respect to such Proposed Transaction unless the terms and provisions thereof have been found by the Company's Board in good faith to be, in the aggregate, more favorable to the Company than the final terms and provisions proposed by Medtronic during the Exclusive Period. If the Company fails to enter into definitive agreements with respect to such Proposed Transaction within such [***]-day period, then Medtronic's rights under this Section 3.2 shall be reinstated and the Company may not enter into such Proposed Transaction without first giving Medtronic a new Company's Notice and complying with the terms of this Section 3.2.

                                    ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth on the attached Disclosure Schedule, the Company represents and warrants to Medtronic as follows:

         4.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification and where the failure to be so licensed or qualified could have a material adverse effect upon the Company or its business. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement, and to issue, sell, and deliver the Purchased Shares.

         4.2      AUTHORIZATION OF AGREEMENT, ETC.

                  (a) The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder, and the issuance, sale, and delivery of the Purchased Shares have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or the Bylaws of the Company, as amended, or any provision of any indenture, agreement or other instrument to which the Company or any of its Affiliates, properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or its Affiliates.

                  (b) The Purchased Shares have been duly authorized and validly issued, and are fully paid and nonassessable shares of Series G Preferred with no personal liability attaching to the ownership thereof and are free and clear of all Liens imposed by or through the Company. Neither the issuance nor the sale or delivery of the Purchased Shares is subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person that has not been complied with or duly waived. Assuming, and after taking into account, the sale and issuance of all of the shares of Capital Stock described in Section 3.1(b)(ii) hereof, the Purchased Shares constitute approximately 6.5 percent of the issued and outstanding shares of Common Stock of the Company, on an as-converted and fully-diluted basis.

         4.3 VALIDITY. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, and binding obligations of the Company, enforceable in accordance with its terms, subject, as to the

* Confidential portions of this document indicated by [***] have been omitted and filed separately with the Commission.

enforcement of remedies, to the discretion of the courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting the rights of creditors generally.

         4.4      FINANCIAL STATEMENTS. The Company has furnished to Medtronic
(i) the audited balance sheet of the Company as of December 31, 1997 (the "Balance Sheet"), and the related statements of operations, shareholders' equity, and cash flows of the Company for the year then ended, and (ii) the unaudited balance sheet of the Company as of March 31, 1998 (the "March 31 Balance Sheet"), and the related statements of operations, shareholders' equity, and cash flows for the month then ended. The Balance Sheet and related financial statements for the year ended December 31, 1997 have been prepared in accordance with generally accepted accounting principles consistently applied, and all of the financial statements described in this Section 4.4 fairly present the financial position of the Company as of the dates thereof and the results of its operations for the periods then ended. Since the date of the March 31 Balance Sheet and except as disclosed on the Disclosure Schedule, (i) there has been no change in the assets, liabilities or financial condition of the Company from that reflected in the March 31 Balance Sheet except for changes in the ordinary course of business that in the aggregate have not been materially adverse, and
(ii) none of the business, prospects, financial condition, operations, property or affairs of the Company has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

         4.5 LITIGATION; COMPLIANCE WITH LAW. There is no (i) action, suit, claim, proceeding or investigation pending or, to the Company's knowledge, threatened against or affecting the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise, or (iii) governmental inquiry pending or, to the Company's knowledge, threatened against or affecting the Company or its Affiliates (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit), and there is no basis for any of the foregoing. The Company has complied with all laws, rules, regulations, and orders applicable to its business, operations, properties, assets, products, and services. The Company has all necessary permits, licenses, and other authorizations required to conduct its business as conducted, and has no reason to believe that the Company will not obtain the same with respect to its business as proposed to be conducted, which, if not obtained, would have, either individually or in the aggregate, a material adverse effect on the Company.

         4.6 PROPRIETARY INFORMATION OF THIRD PARTIES. To the Company's knowledge, no third party has claimed or has reason to claim that any person employed by or affiliated with the Company or its Affiliates has (a) violated or may be violating any of the terms or conditions of his or her employment, noncompetition or nondisclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees.

         4.7 TITLE TO PROPERTIES. The Company has good and marketable title to its properties and assets reflected on the March 31 Balance Sheet or acquired by it since the date of the March 31 Balance Sheet (other than properties and assets disposed of in the ordinary course of business since the date of the March 31 Balance Sheet), and all such properties and assets are free and clear of all Liens, except for liens for current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company.

         4.8 LEASEHOLD INTERESTS. Each material lease or agreement to which the Company is a party under which it is a lessee of any property, real or personal, is a valid and existing agreement without any default of the Company thereunder and, to the Company's knowledge, without any default thereunder of any other party thereto. No event has occurred and is continuing that, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such material lease or agreement or, to the Company's knowledge, by any other party thereto.

         4.9 TAXES. The Company has filed all tax returns, federal, state, county, and local, required to be filed by it, and the Company has paid all taxes shown to be due by such returns as well as all other taxes, assessments, and governmental charges that have become due or payable, including without limitation all taxes that the Company is obligated to withhold from amounts owing to employees, creditors, and third parties. All such taxes with respect to which the Company has become obligated pursuant to elections made by the Company in accordance with generally accepted practice have been paid and adequate reserves have been established for all taxes accrued but not yet payable. The federal income tax returns of the Company have never been audited by the Internal Revenue Service. No deficiency assessment with respect to or proposed adjustment of the Company's federal, state, county or local taxes is pending or, to the Company's knowledge, threatened.

         4.10 NO DEFAULTS. The Company and, to the Company's knowledge, each other party thereto have in all material respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any lease, agreement or contract now in effect to which the Company is a party or by which it or its property may be bound. The Company has no present expectation or intention of not fully performing all its obligations under each such lease, contract or other agreement, and the Company has no knowledge of any breach or anticipated breach by the other party to any contract or commitment to which the Company is a party. The Company is in full compliance with all of the terms and provisions of its Certificate of Incorporation and Bylaws, as amended.

         4.11 PATENTS, TRADEMARKS, ETC. To the Company's knowledge, the Company owns or possesses licenses or other rights to use all Intellectual Property necessary or desirable to the conduct of its business as conducted and as proposed to be conducted, and no claim is pending or threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and there is no basis for any such claim. No claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and there is no basis for any such claim (whether or not pending or threatened). To the Company's knowledge, all technical information developed by and belonging to the Company that has not been patented has been kept confidential.

         4.12 BROKERS. The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

         4.13 TRANSACTIONS WITH AFFILIATES. No director, officer, employee or stockholder of the Company, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with the Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm.

         4.14 DISCLOSURE. Neither this Agreement, nor any other statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. There is no fact that the Company has not disclosed to Medtronic and its counsel in writing and of which the Company is aware that materially and adversely affects or could materially and adversely affect the business, prospects, financial condition, operations, property or affairs of the Company.

                                    ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF MEDTRONIC

         Medtronic represents and warrants to the Company as follows:

         5.1 PURCHASE OF SHARES. Medtronic is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Purchased Shares. Medtronic has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of Medtronic's investment in the Company, and Medtronic is able financially to bear the risks thereof. Medtronic has had an opportunity to discuss the Company's business, management, and financial affairs with the Company's management. The Purchased Shares are being acquired for Medtronic's own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. Medtronic understands that
(i) the Purchased Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Purchased Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Purchased Shares will bear a legend to such effect, and (iv) the Company will make a notation on its transfer books to such effect.

         5.2 CORPORATE AUTHORITY. The execution, delivery, and performance by Medtronic of this Agreement and the transactions contemplated hereby has been duly and validly authorized and approved by all requisite corporate action on the part of Medtronic, and the execution and the delivery of this Agreement and consummation of the transactions contemplated hereby and compliance with and fulfillment of the terms and provisions hereof will not (i) conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under the Articles of Incorporation or Bylaws of Medtronic, or (ii) require any affirmative approval, consent, authorization or other order or action of any court, governmental authority, regulatory body, creditor or any other person. Medtronic has all requisite power and authority to do and perform all acts and things required to be done by it under this Agreement and the agreements contemplated hereby. This Agreement constitutes the valid and binding obligation of Medtronic enforceable in accordance with its terms except as may be limited by laws affecting creditors' rights generally or by judicial limitations on the right to specific performance.

                                    ARTICLE 6
                   CONDITIONS TO THE OBLIGATIONS OF MEDTRONIC

         The obligations of Medtronic to purchase and pay for the Purchased Shares pursuant to Section 2.1 are, at its option, subject to the satisfaction on or before the Closing Date of the conditions set forth in Sections 6.1 through 6.8 below, inclusive. References in this Article 6 to the "Closing Date" shall mean and refer to the date set forth in Section 2.4, unless the parties agree to consummate the transactions contemplated by this Agreement as of a date other than the date set forth therein.

         6.1 REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. The representations and warranties of the Company contained in Article 4 shall be true, complete, and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the Chairman of the Board and the President of the Company shall have certified to such effect to Medtronic in writing.

         6.2 PERFORMANCE. The Company shall have performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and the Chairman of the Board and the President of the Company shall have certified to Medtronic in writing to such effect and to the further effect that all of the conditions set forth in Section
6.1 through 6.8, inclusive, have been satisfied.

         6.3 ALL PROCEEDINGS TO BE SATISFACTORY. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to Medtronic and its counsel, and Medtronic and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

         6.4 SUPPORTING DOCUMENTS. Medtronic and its counsel shall have received copies of the following documents:

                  (a) a certificate of the Secretary of State of the State of Delaware dated as of a date within five days prior to the Closing Date as to the good standing of the Company and the payment of all excise taxes by the Company and listing all documents of the Company on file with said Secretary of State, and evidence satisfactory to Medtronic of the filing of the Certificate of Designation described in
         Section 2.1;

                  (b) a certificate of the Secretary of the Company dated as of the Closing Date certifying: (i) that the Company's Certificate of Incorporation and Bylaws have not been amended since the date of the copies thereof previously delivered to Medtronic; (ii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery, and performance of this Agreement and the issuance, sale, and delivery of the Purchased Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; and (iii) to the incumbency and specimen signature of each officer of the Company executing this Agreement, the stock certificates representing the Purchased Shares, and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (b); and

                  (c) such additional supporting documents and other information with respect to the operations and affairs of the Company as Medtronic or its counsel reasonably may request.

         6.5 REQUIRED CONSENTS. The Company shall have obtained the written consent or approval of each person whose consent or approval Medtronic reasonably believes is required in connection with this Agreement.

         6.6 LITIGATION AFFECTING CLOSING. No suit, action or other proceeding shall be pending or threatened by any third party or by or before any court or governmental agency seeking to restrain or prohibit or to obtain damages or other relief in connection with this Agreement, or the consummation of the transactions contemplated hereby or thereby, and no investigation that might result in any such suit, action or other proceeding shall be pending or threatened.

         6.7 NO MATERIAL ADVERSE CHANGES. Since the date hereof, no events shall have occurred or circumstances arisen that are reasonably expected to have or result in a material adverse effect upon the Company or its business or prospects. The Company shall fully cooperate to enable Medtronic to determine that this condition has been satisfied.

         6.8 REGISTRATION RIGHTS AGREEMENT. The Company shall have executed and delivered to Medtronic the Registration Rights Agreement.

                                    ARTICLE 7
                  COVENANTS OF THE COMPANY AND THE SHAREHOLDERS

         So long as Medtronic is the legal or beneficial owner of at [***] of the issued and outstanding shares of Common Stock of the Company, on an as-converted basis:

         7.1 FINANCIAL STATEMENTS, REPORTS, ETC. The Company shall furnish to Medtronic:

                  (a) within 120 days after the end of each fiscal year of the Company, a balance sheet of the Company as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity, and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants selected by the Board of Directors of the Company;

                  (b) within 30 days after the end of each month, an unaudited balance sheet of the Company and the related statement of income, prepared on a basis consistent with the Company's past practice and in accordance with its books and records;

                  (c) within 30 days prior to the start of each fiscal year, any Company-wide forecasts or budgets prepared by the Company in respect of such fiscal year, and forecasts or budgets [***];

                  (d) promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations, and inquiries that could materially adversely affect the Company;

                  (e) promptly upon sending, making available or filing the same, all press releases, reports, and financial statements that the Company sends or makes available to its stockholders or directors or files with the SEC, the NASD, or any national securities exchange; and

                  (f) promptly, from time to time, such other information regarding the Company's overall financial condition [***]as Medtronic reasonably may request.

         7.2 INSPECTION, CONSULTATION, AND ADVICE. The Company shall permit and cause any Affiliates of the Company to permit Medtronic and such persons as it may designate, at Medtronic's expense, to visit and inspect any of the properties of the Company and its Affiliates, examine their books and take copies and extracts therefrom, discuss [***] the finances of the Company and its Affiliates with their officers, employees, and public accountants (and the Company hereby authorizes said accountants to discuss with Medtronic and such designees such information), and consult with and advise the management of the Company and its Affiliates as to the Company's finances and [***], all at reasonable times and upon reasonable notice. All such information shall be subject to Section 9.2 hereof.

         7.3 TRANSACTIONS WITH AFFILIATES. Except for transactions contemplated by this Agreement or as otherwise approved by the Board of Directors, neither the Company nor any of its subsidiaries shall enter into any transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company or any of its subsidiaries, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, except for transactions on customary terms related to such person's employment.

         7.4 BOARD MEETINGS. The Company shall use its best efforts to ensure that meetings of its Board of Directors are held at least four times each year and at least once each quarter.

         7.5 MEDTRONIC BOARD OBSERVER. Medtronic shall have the right to designate an observer to the Company's Board. Medtronic's designee shall receive all notices, documents, and other information in the same time and manner as such information is supplied to members of the Board. All such information shall be subject to Section 9.2 hereof. The Company shall make reasonable efforts to permit Medtronic's designee to participate or observe Board meetings by telephone if such designee is unable to attend in person. The parties agree that Medtronic's observer to the Company's Board shall be present solely for the purpose of observation and shall have no power to exert "control" on behalf of Medtronic as that term is defined in Rule 405 under the Securities Act.

         7.6 PROPRIETARY INFORMATION AND EMPLOYEE INVENTIONS AGREEMENTS. The Company shall use its best efforts to obtain confidentiality and assignment of inventions agreements from all officers, key employees, and other employees, consultants or independent contractors who will have access to confidential information of the Company.

* Confidential portions of this document indicated by [***] have been omitted and filed separately with the Commission.

         7.7 COMPLIANCE WITH LAWS. The Company shall comply, and cause each Affiliate to comply, with all applicable laws, rules, regulations, and orders, noncompliance with which could materially adversely affect the Company's business or condition, financial or otherwise.

         7.8 KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Company shall keep, and cause each Affiliate to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts, and other purposes in connection with its business shall be made.

         7.9 USE OF MEDTRONIC NAME. Except for any joint public announcement described in Section 9.8 and the information contained therein, the Company shall not, except with the written consent of Medtronic, publicly use Medtronic's name or disclose Medtronic's relationship with the Company.

                                    ARTICLE 8
                                 INDEMNIFICATION

         8.1 INDEMNIFICATION OF MEDTRONIC. The Company shall indemnify, defend, and hold harmless Medtronic and each of its subsidiaries, officers, directors, shareholders, employees, agents, and affiliates (Medtronic and such other indemnities are referred to in this Article 8 as "Medtronic") from and against and in respect of any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, interest and penalties, costs, and expenses (including, without limitation, reasonable legal fees and disbursements incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgment) ("Indemnifiable Losses") resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement or any agreement, certificate or document executed and delivered by the Company pursuant hereto or in connection with any of the transactions contemplated by this Agreement.

         8.2 INDEMNIFICATION OF THE COMPANY. Medtronic shall indemnify, defend, and hold harmless the Company and each of its subsidiaries, officers, directors, shareholders, employees, agents, and affiliates (the Company and such other indemnities referred to in this Article 8 as "the Company") from and against and in respect of any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, interest and penalties, costs, and expenses (including, without limitation, reasonable legal fees and disbursements incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgment) resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of any breach of any representation, warranty, covenant or agreement of Medtronic contained in this Agreement or any agreement, certificate or document executed and delivered by Medtronic pursuant hereto or in connection with the transactions contemplated by this Agreement.

         8.3 THIRD-PARTY CLAIMS. If a claim by a third party is made against an indemnified party and if the indemnified party intends to seek indemnity with respect thereto under this Article 8, such indemnified party shall promptly notify the indemnifying party of such claim; provided, however, that failure to give timely notice shall not affect the rights of the indemnified party so long as the failure to give timely notice does not adversely affect the indemnifying party's ability to defend such claim against a third party. The indemnifying party or parties shall be entitled to settle or assume the defense of such claim, including the employment of counsel reasonably satisfactory to the indemnified party. If the indemnifying party or parties elect(s) to settle or defend such claim, the indemnifying party or parties shall notify the indemnified party within 30 days (but in no event less than 20 days before any pleading, filing or response on behalf of the indemnified party is due) of the indemnifying party's or parties' intent to do so. If the indemnifying party or parties elect(s) not to settle or defend such claim or fail(s) to notify the indemnified party of the election within 30 days (or such shorter period provided above) after receipt of the indemnified party's notice of a claim of indemnity hereunder, the indemnified party shall have the right to contest, settle or compromise the claim without prejudice to any rights to indemnification hereunder. Regardless of which party is controlling the settlement of defense of any claim, (a) both the indemnified party and indemnifying party or parties shall act in good faith, (b) the indemnifying party or parties shall not thereby permit to exist any lien, encumbrance or other adverse charge upon any asset of any indemnified party or of its subsidiaries, (c) the indemnifying party or parties shall permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party, with all fees, costs, and expenses of such counsel borne by the indemnifying party or parties, (d) no entry of judgment or settlement of a claim may be agreed to without the written consent of the indemnified party, and
(e) the indemnifying party or parties shall promptly reimburse the indemnified party for the full amount of such claim and the related expenses as incurred by the

* Confidential portions of this document indicated by [***] have been omitted and filed separately with the Commission.

indemnified party pursuant to this Article 8. So long as the indemnifying party or parties is (are) reasonably contesting any such third party claim in good faith and the foregoing clause (b) is being complied with, the indemnified party shall not pay or settle any such claim. The controlling party shall upon request deliver, or cause to be delivered, to the other party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the settlement or defense of any such claim, and timely notices of any hearing or other court proceeding relating to such claim.

         8.4 COOPERATION AS TO INDEMNIFIED LIABILITY. Each party hereto shall cooperate fully with the other parties with respect to access to books, records, or other documentation within such party's control, if deemed reasonably necessary or appropriate by any party in the defense of any claim that may give rise to indemnification hereunder.

                                    ARTICLE 9
                                OTHER PROVISIONS

         9.1 PURCHASE OF PURCHASED SHARES BY MEDTRONIC AFFILIATE. Notwithstanding any other provisions of this Agreement, Medtronic shall have the right at its option to designate and permit an affiliate of Medtronic to acquire and hold the Purchased Shares pursuant to this Agreement. In the event that Medtronic elects to do so, references in this Agreement to "Medtronic" shall, in the context of the acquisition and ownership of the Purchased Shares, mean and refer to such affiliate.

         9.2 NONDISCLOSURE. Each party agrees not to disclose or use (except as permitted or required for performance by the party receiving such Confidential Information of its rights or duties hereunder) any Confidential Information of the other party obtained during the during the term of this Agreement until, as to any such Confidential Information, the date as of which such Confidential Information has been in the possession of the receiving party, as a result of disclosure under this Agreement, for a period of seven years. Each party further agrees to take appropriate measures to prevent any such prohibited disclosure by its present and future employees, officers, agents, subsidiaries, or consultants during such period.

         9.3 FURTHER ASSURANCES. At such time and from time to time on and after the date hereof upon request by Medtronic, the Company will execute, acknowledge, and deliver, or will cause to be done, executed, acknowledged, and delivered, all such further acts, certificates, and assurances that may be required for the better conveying, transferring, assigning, delivering, assuring, and confirming to Medtronic, or to its respective successors and assigns, all of the Purchased Shares or to otherwise carry out the purposes of this Agreement.

         9.4 ENTIRE AGREEMENT. The Schedules and Exhibits to this Agreement shall be construed as an integral part of this Agreement to the same extent as if they had been set forth verbatim herein. This Agreement and the Registration Rights Agreement, and the Schedules and Exhibits hereto and thereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements whether written or oral relating hereto, except for that certain Agreement for Mutual Exchange of Confidential Information dated December 11, 1997, between the Company and Medtronic, which shall remain in effect.

         9.5 SURVIVAL. The representations, warranties, covenants, and agreements contained herein shall survive the purchase of the Purchased Shares and remain in full force and effect, except that the representations and warranties contained in Articles 4 and 5 hereof shall expire on the date that is two years after the date hereof. No independent investigation of the Company by Medtronic, its counsel, or any of its agents or employees shall in any way limit or restrict the scope of the representations and warranties made by the Company in this Agreement.

         9.6 WAIVER, DISCHARGE, AMENDMENT, ETC. The failure of either party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part of it or the right of either party after any such failure to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. This Agreement may be amended only by the Company and Medtronic, by mutual action approved by their respective Boards of Directors or their respective officers authorized by such Board of Directors. Any amendment to this Agreement shall be in writing and signed by the Company and Medtronic.

         9.7 NOTICES. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by telecopy (receipt confirmed) to such party (or, in the case of an entity, to an executive officer of such party) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

* Confidential portions of this document indicated by [***] have been omitted and filed separately with the Commission.

if to Medtronic to:

         Medtronic, Inc.
         Corporate Center
         7000 Central Avenue N.E.
         Minneapolis, Minnesota 55432
         FAX (612) 572-5404

         with separate copies thereof addressed to:

                  Attention:        General Counsel
         and

                  Attention:        Vice President, Corporate Development
                                    and Associate General Counsel

if to the Company to:

         BioNebraska, Inc.
         3820 NW 46th Street
         Lincoln, Nebraska  68524
         FAX (402) 470-2345
         Attention:        Thomas R. Coolidge
                           Chairman of the Board and CEO

         Any party may change the above-specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by mail or delivery service).

         9.8 PUBLIC ANNOUNCEMENT. In the event any party proposes to issue any press release or public announcement concerning any provisions of this Agreement or the transactions contemplated hereby, such party shall so advise the other parties hereto, and the parties shall thereafter use their best efforts to cause a mutually agreeable release or announcement to be issued. Neither party will publicly disclose or divulge any provisions of this Agreement or the transactions contemplated hereby without the other parties' written consent, except as may be required by applicable law or stock exchange regulation, and except for communications to employees.

         9.9 EXPENSES. The Company and Medtronic shall each pay their own expenses incident to this Agreement and the preparation for, and consummation of, the transactions provided for herein.

         9.10 GOVERNING LAW. This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of Minnesota, without giving effect to principles of conflict or choice of laws.

         9.11 TITLES AND HEADINGS; CONSTRUCTION. The titles and headings to the Articles and Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

         9.12 BENEFIT. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties to this Agreement, or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed as original and all of which together shall constitute one instrument, and may be delivered in person or by facsimile transmission.

         9.14 SEVERABILITY. If any provision of this Agreement is held invalid by a court of competent jurisdiction, the remaining provisions shall nonetheless be enforceable according to their terms. Further, if any provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended.

* Confidential portions of this document indicated by [***] have been omitted and filed separately with the Commission.

         9.15 PARTIES IN INTEREST. All representations, covenants, and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants, and agreements benefiting Medtronic shall inure to the benefit of any and all subsequent holders from time to time of the Purchased Shares.

         IN WITNESS WHEREOF, each of the parties has caused this Investment Agreement to be executed in the manner appropriate for each, and to be dated as of the date first above written.

                                BIONEBRASKA, INC.

                                By:_____________________________________________
                                Name:    Thomas R. Coolidge
                                Title:   Chairman of the Board and Chief
                                         Executive Officer

                                MEDTRONIC, INC.

                                By:_____________________________________________
                                   Its:_________________________________________

* Confidential portions of this document indicated by [***] have been omitted and filed separately with the Commission.